United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        Clarus Corporation’s (the “Company”) Board of Directors appointed Mr. Roger Werner to serve on the Company’s Board of Directors effective as of March 8, 2024, until the Company’s next Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Mr. Werner, 74 years old, has extensive marketing experience in the automotive industry as well as in the television programming industry having designed, built and managed some of television’s most successful sports networks. From April 2015 until September 2023, Mr. Werner served as an advisor and a director at The MotorTrend Group, a producer of digital automotive related content and a Discovery Communications company. From October 2006 until May 2013, Mr. Werner served as a member of the board of directors of Outdoor Channel Holdings, Inc, a NASDAQ listed entertainment and media company, and served as its President as well as Chief Executive Officer from February 2007 until January 2012. Mr. Werner also served as the Co-Chairman of the board of directors of Outdoor Channel Holdings, Inc, from February 2012 until May 2013. From January 1995 until October 2001, he served as the founder, President and CEO of Speedvision (now Fox Sports 1) and Outdoor Life Network (now NBC Sports). From November 1990 to August 1994, Mr. Werner served as President and CEO of Daniels Programming Ventures, LLC, where he managed Daniels’ interest in Prime Ticket Network (now Fox Sports West), and Prime Sports Network Group (now Fox Sports Net), a joint venture with Liberty Media, along with a number of other sports media properties. From March 1982 to August 1988 he was the Chief Operating Officer of ESPN, and from August 1988 to November 1990 he was its President and Chief Executive Officer. Prior to working at ESPN, he served as a management consultant for McKinsey and Company from October 1979 to March 1982.

Mr. Werner received a B.A from Trinity College and holds an M.B.A. from the University of Virginia’s Darden School where he served two terms as a trustee. Mr. Werner also serves as Chairman of ACCUS (the Automobile Competition Committee of the United States) America’s representative to the FIA (International Automobile Federation) and the American Motorsport industry’s trade association.

Mr. Werner will receive compensation as a non-employee director in accordance with Company’s director compensation program described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2023.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2024

CLARUS CORPORATION

By:	/s/ Michael J. Yates
Name: Michael J. Yates
Title: Chief Financial Officer